UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

OREXIGEN THERAPEUTICS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01 Other Events.

On March 3, 2015, the United States Patent and Trademark Office (the “USPTO”) issued U.S. Patent No. 8,969,371 (the “371 Patent”) and made publicly available provisional patent applications (U.S. Application No. 61/913216, U.S. Application 61/914938 and U.S. Application No. 61/984580) (the “Provisional Patent Applications”) to which the 371 Patent claims priority.

The 371 Patent and the Provisional Patent Applications incorporate data from a pre-planned interim analysis of the large, randomized, placebo-controlled, cardiovascular (“CV”) outcomes trial of Contrave® (naltrexone HCl / bupropion HCl Extended Release Tablets), (also known in Europe as Mysimba™), or the Light Study. The 371 Patent, which expires in 2034, is the first in the Light Study family of patent applications Orexigen has prosecuted and covers two subgroups of the larger Light Study patient population. The Provisional Patent Applications are part of the same family of patent applications that were first filed in December 2013.

The 371 Patent and the Provisional Patent Applications contain claims related to a positive effect of Contrave on CV outcomes. The observed effects on CV outcomes were unexpected and appear to be unrelated to weight change.

Contrave is indicated as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (“BMI”) of 30 kg/m2 or greater (obese) or 27 kg/m2 or greater (overweight) in the presence of at least one weight-related comorbid condition (e.g., hypertension, type 2 diabetes mellitus, or dyslipidemia). Importantly, the U.S. package insert for Contrave states that the effect of Contrave on CV morbidity and mortality has not been established.

The Light Study randomized 8,910 obese patients with a primary endpoint of evaluating the impact of treatment on the combined incidence of myocardial infarction (heart attack), stroke and CV death in patients taking Contrave versus placebo. For regulatory approval purposes, the Light Study included a pre-planned interim analysis designed to exclude a doubling of CV risk compared to placebo (i.e., to rule out a hazard ratio of 2.0 using the upper bound of the 95% confidence interval). This analysis was conducted based on 94 observed and adjudicated major adverse cardiovascular events (“MACE”), which was approximately 25% of the planned MACE for the Light Study (the “25% Interim Analysis”). The 25% Interim Analysis was prospectively designed to enable an early and preliminary assessment of safety to support regulatory approval. A larger number of MACE are required to precisely determine the effect of Contrave on CV outcomes.

Baseline demographics and characteristics for the Light Study intent to treat patients who were randomized into the controlled treatment period and to whom study medication had been dispensed (the “ITT Population”) are summarized in Table 1.

Table 1. Baseline Demographic and Clinical Characteristics (ITT Population)

	Average age (years)	61
	Sex (M/F) (%)	45.5 / 54.5%
Race	White (n)	7436
	Other races/not reported (n)	1469
	BMI (kg/m2)	37.3
	Current Tobacco Smoker (n)	819
	History of Depression (n)	2048
	Use of Selective Serotonin Reuptake Inhibitor (SSRI) (n)	1391
	Use of Other Antidepressants (n)	781
	Type 2 Diabetes Mellitus (Diabetes) (n)	7586
	All CV Disease (n)	2861
	Diabetes and CV Disease (n)	1544
	Diabetes without CV Disease (n)	6042
	CV Disease without Diabetes (n)	1317
	Using Blood Pressure Lowering Medicines (n)	8321
	Using Lipid Modifying Medicines (n)	7876

The values for MACE and its individual components, myocardial infarction (heart attack), stroke and CV death, in the ITT Population based on the 25% Interim Analysis are summarized in Table 2.

Table 2. Summary of MACE and Individual Components at 25% Interim Analysis (ITT Population)

	Contrave (N = 4455)	Placebo (N = 4450)	Hazard RatioC (95% CI)	P-valueD
MACEA	35	59	0.59 (0.39,0.90)	<0.0001
Myocardial InfarctionB	24	34	0.70 (0.42,1.19)	<0.0001
StrokeB	7	11	0.63 (0.25,1.64)	0.0088
CV DeathB	5	19	0.26 (0.10,0.70)	<0.0001

Abbreviations: MACE, Major Adverse Cardiovascular Events; ITT, Intent to Treat; CI, Confidence Interval; CV, Cardiovascular.

A.	MACE represents the number of patients experiencing any MACE.
B.	Individual component events represent the number of patients experiencing each component event. Some patients may be represented in more than one component category.
C.	Hazard ratios are Contrave relative to placebo and are based on a Cox proportional hazards statistical model with treatment as a factor.
D.	Testing the null hypothesis of hazard ratio ≥2 vs. one-sided alternative.

The Kaplan Meier statistical analysis for time to first MACE in the ITT Population based on the 25% Interim Analysis is illustrated in Figure 1.

Figure 1. Time to First MACE at 25% Interim Analysis (ITT Population)

Placebo
Contrave
MACE Probability
0.010
0.005
0.000
Number of patients with MACE
Total number of patients
Contrave 35 4455
Placebo 59 4450
HR 0.59 (95% CI 0.39, 0.90)
AtRisk(Events)
Contrave 4455(0) 4362(11) 4280(24) 3781(34) 1106(35)
Placebo 4450(0) 4360(18) 4265(37) 3765(55) 1108(59)
0 56 112 168 224 280 336 392 448 504
Time (days)

Abbreviations: MACE, Major Adverse Cardiovascular Events; ITT, Intent to Treat.

It is important to emphasize:

•	The U.S. package insert for Contrave states that the effect of Contrave on CV morbidity and mortality has not been established.
•	The 25% Interim Analysis was prospectively designed to enable an early and preliminary assessment of safety to support regulatory approval. A larger number of MACE are required to precisely determine the effect of Contrave on CV outcomes.

A second, large, randomized, placebo-controlled clinical trial evaluating the effect of Contrave on CV outcomes is planned to start later this year. Orexigen expects this trial to be completed by 2022.

Important Safety Information for Contrave (naltrexone HCl and bupropion HCl)

WARNING: SUICIDAL THOUGHTS AND BEHAVIORS; AND NEUROPSYCHIATRIC REACTIONS

SUICIDALITY AND ANTIDEPRESSANT DRUGS

CONTRAVE is not approved for use in the treatment of major depressive disorder or other psychiatric disorders. CONTRAVE contains bupropion, the same active ingredient as some other antidepressant medications (including, but not limited to, WELLBUTRIN, WELLBUTRIN SR, WELLBUTRIN XL and APLENZIN). Antidepressants increased the risk of suicidal thoughts and behavior in children, adolescents, and young adults in short-term trials. These trials did not show an increase in the risk of suicidal thoughts and behavior with antidepressant use in subjects over age 24; there was a reduction in risk with antidepressant use in subjects aged 65 and older. In patients of all ages who are started on CONTRAVE, monitor closely for worsening, and for the emergence of suicidal thoughts and behaviors. Advise families and caregivers of the need for close observation and communication with the prescriber. CONTRAVE is not approved for use in pediatric patients.

NEUROPSYCHIATRIC REACTIONS IN PATIENTS TAKING BUPROPION FOR SMOKING CESSATION

Serious neuropsychiatric reactions have occurred in patients taking bupropion for smoking cessation. The majority of these reactions occurred during bupropion treatment, but some occurred in the context of discontinuing treatment. In many cases, a causal relationship to bupropion treatment is not certain, because depressed mood may be a symptom of nicotine withdrawal. However, some of the cases occurred in patients taking bupropion who continued to smoke. Although CONTRAVE is not approved for smoking cessation, observe all patients for neuropsychiatric reactions. Instruct the patient to contact a healthcare provider if such reactions occur.

Contraindications: CONTRAVE is contraindicated in patients with uncontrolled hypertension, seizure disorder, or current or prior diagnosis of anorexia nervosa or bulimia; in patients undergoing abrupt discontinuation of alcohol, benzodiazepines, barbiturates, and antiepileptic drugs; with use of other bupropion-containing products; for use with chronic opioids or opiate agonists (eg, methadone) or partial agonists (eg, buprenorphine) or acute opiate withdrawal; during/within 14 days following treatment with monoamine oxidase inhibitors (MAOIs); in patients with known allergy to any other component of CONTRAVE—anaphylactoid/anaphylactic reactions and Stevens-Johnson syndrome have been reported; in pregnancy.

Warnings and Precautions

Suicidal Behavior and Ideation: All patients being treated with antidepressants for any indication should be monitored appropriately and observed closely for clinical worsening, suicidality, and unusual changes in behavior, especially during the initial few months of a course of drug therapy or at times of dose changes, either increases or decreases. Consider changing the therapeutic regimen or discontinuing in patients whose depression is persistently worse, or who are experiencing emergent suicidality or symptoms of anxiety, agitation, panic attacks, insomnia, irritability, hostility, aggressiveness, impulsivity, akathisia (psychomotor restlessness), hypomania, or mania, especially if these symptoms are severe, abrupt in onset, or were not part of the patient’s presenting symptoms. Alert families and caregivers of patients being treated with antidepressants about the need to monitor patients for the emergence of above mentioned symptoms, as well as the emergence of suicidality, daily and to report such symptoms immediately. Prescriptions for CONTRAVE should be written for the smallest quantity of tablets consistent with good patient management in order to reduce the risk of overdose.

Neuropsychiatric Symptoms and Suicide Risk in Smoking Cessation Treatment: CONTRAVE is not approved for smoking cessation treatment, but serious neuropsychiatric symptoms have been reported in patients taking bupropion for smoking cessation, including changes in mood (including depression and mania), psychosis, hallucinations, paranoia, delusions, homicidal ideation, hostility, agitation, aggression, anxiety and panic, as well as suicidal ideation, suicide attempt, and completed suicide. Observe patients for the occurrence of neuropsychiatric reactions. Instruct patients to contact a healthcare professional if such reactions occur.

Seizures: CONTRAVE can cause seizures. The risk of seizure is dose-related. Discontinue treatment and do not restart CONTRAVE in patients who experience a seizure. Use caution and consider the risk when prescribing CONTRAVE to patients with predisposing factors, clinical situations, and concomitant medications that may lower seizure threshold. Risk of seizure may be minimized by adhering to the recommended dosing schedule and avoiding co-administration with a high-fat meal.

Patients Receiving Opioid Analgesics: CONTRAVE should not be administered to patients receiving chronic opioids. Patients may be vulnerable to opioid overdose and/or precipitated opioid withdrawal.

Increase in Blood Pressure (BP) and Heart Rate (HR): CONTRAVE can cause an increase in systolic BP, diastolic BP, and/or resting HR. Monitor BP and HR especially in patients with cardiac or cerebrovascular disease and/or with controlled hypertension.

Allergic Reactions: Anaphylactoid/anaphylactic reactions and symptoms suggestive of delayed hypersensitivity have been reported in clinical trials with bupropion, as well as rare spontaneous reports of erythema multiforme, Stevens-Johnson syndrome, and anaphylactic shock.

Hepatotoxicity: Cases of hepatitis, clinically significant liver dysfunction, and transient asymptomatic hepatic transaminase elevations have been observed with naltrexone exposure. Use of CONTRAVE should be discontinued in the event of symptoms/signs of acute hepatitis.

Activation of Mania: Prior to initiating CONTRAVE, screen patients for history of bipolar disorder and the presence of risk factors for bipolar disorder (eg, family history of bipolar disorder, suicide, or depression).

Angle-Closure Glaucoma: The pupillary dilation that occurs following use of many antidepressant drugs, including bupropion, a component of CONTRAVE, may trigger an angle-closure attack in a patient with anatomically narrow angles who does not have a patent iridectomy.

Use of Antidiabetic Medications: Weight loss may increase the risk of hypoglycemia in patients with type 2 diabetes mellitus treated with insulin and/or insulin secretagogues (eg, sulfonylureas). Monitor blood glucose levels.

Adverse Reactions: Most common adverse reactions (≥5%) include: nausea (32.5%), constipation (19.2%), headache (17.6%), vomiting (10.7%), dizziness (9.9%), insomnia (9.2%), dry mouth (8.1%), and diarrhea (7.1%).

Drug Interactions: Increased risk of hypertensive reactions can occur when CONTRAVE is used concomitantly with MAOIs. Use caution and consider dose reduction of drugs metabolized by CYP2D6 when using with CONTRAVE. Avoid concomitant use with CYP2B6 inducers. Reduce CONTRAVE dose when taken with CYP2B6 inhibitors. Dose CONTRAVE with caution when used with drugs that lower seizure threshold. Use caution and monitor for CNS toxicity when using CONTRAVE concomitantly with dopaminergic drugs (levodopa and amantadine). CONTRAVE can cause false positive urine test results for amphetamines.

Indication

CONTRAVE is indicated as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (BMI) of:

•	30 kg/m2 or greater (obese) or

•	27 kg/m2 or greater (overweight) in the presence of at least one weight-related comorbid condition (eg, hypertension, type 2 diabetes mellitus, or dyslipidemia)

Limitations of Use

The effect of CONTRAVE on cardiovascular morbidity and mortality has not been established. The safety and effectiveness of CONTRAVE in combination with other products intended for weight loss, including prescription drugs, over-the-counter drugs, and herbal preparations, have not been established.

Please see full Prescribing Information, including Medication Guide, for Contrave. More information is also available at www.ContraveHCP.com and www.Contrave.com.

*        *        *

Forward-Looking Statements

Orexigen cautions you that statements included in this filing that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “should,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding: the timing of the final protocol for and initiation of the second CV outcomes trial and the completion of a second CV outcomes trial for Contrave; and the potential for past Contrave clinical trials to predict the outcome of future Contrave clinical trials. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ materially from those expressed or implied in this release due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the possibility that public disclosure of the results of the interim analysis of the Light Study would later be deemed to jeopardize the integrity of ongoing CV outcomes trials resulting in the requirement to conduct additional, costly studies; additional analysis of the interim results or new data from the continuing Light Study, including safety-related data, may produce negative or inconclusive results, or may be inconsistent with the conclusion that the interim analysis was successful; the potential that the interim analysis may not be predictive of future results in the Light Study or another CV outcomes trial; Orexigen’s ability to maintain global intellectual property protection for Contrave; the potential for early termination of Orexigen’s North American collaboration agreement with Takeda; the therapeutic and commercial value of Contrave; and other risks described in Orexigen’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2015 and its other reports, which are available from the SEC’s website (www.sec.gov) and on Orexigen’s website (www.orexigen.com) under the heading “Investors.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: March 3, 2015	By:	/s/ Joseph P. Hagan
Name: Joseph P. Hagan
Title: Chief Business Officer